Exhibit 99.1
International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@valeant.com	lainie.keller@valeant.com
(514) 856-3855	(908) 927-0617
(877) 281-6642 (toll free)

VALEANT ANNOUNCES THIRD-QUARTER 2017 RESULTS

•	Strong Third-Quarter 2017 Financial Results

◦	Revenues of $2,219 million

◦	GAAP Net Income of $1,301 million

◦	Adjusted Net Income (non-GAAP) of $367 million

◦	GAAP Cash Flow From Operations of $490 million; Year-to-Date of $1,712 million

•	Adjusted EBITDA (non-GAAP) of $951 million

•	Delivered Strong Organic Growth[1] (non-GAAP) in Bausch + Lomb/International Segment and Salix Business

•	Exceeds $5 Billion Debt Reduction Commitment Early

•	Updates 2017 Full-Year Revenue and Maintains Adjusted EBITDA (non-GAAP) Guidance Range Despite Asset Divestitures

LAVAL, Quebec, Nov. 7, 2017 - Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) (“Valeant” or the “Company” or “we”) today announced its third-quarter 2017 financial results.

“Our strong third-quarter performance demonstrates our continued progress in the turnaround of Valeant. Driven by solid execution in our Bausch + Lomb/International segment and our Salix business, we delivered strong organic revenue growth1 across approximately 77% of our business in the quarter," said Joseph C. Papa, chairman and chief executive officer, Valeant.

"Valeant is a very different company today than it was a year ago. Under a new management team, we have strengthened our balance sheet and stabilized the Company by simplifying our business and allocating resources more efficiently,” Mr. Papa continued. “We realize there is more progress to be made, and we will continue to hold ourselves accountable for delivering on our commitments to best serve our shareholders, employees, customers, and most importantly, patients.”

Company Highlights

Executing on Core Businesses

•
Increased revenue in the Bausch + Lomb/International segment by 1% compared to the third quarter of 2016; excluding foreign exchange and divestitures, revenue grew organically[1] in the segment by 6% compared to the third quarter of 2016

◦
Global Consumer revenue decreased by 2% compared to the third quarter of 2016; Consumer revenue grew organically[1] by 6% compared to the third quarter of 2016, driven by strong growth of PreserVision® vitamins

◦	Grew revenue in the Global Vision Care business by 5% compared to the third quarter of 2016 and generated organic growth[1] of 8% compared to the third quarter of 2016

•	Advanced Bausch + Lomb business

◦	Received approval from the U.S. Food and Drug Administration (FDA) for VYZULTA™, a new treatment option for glaucoma

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

◦	Introduced Biotrue® ONEday for Astigmatism daily disposable contact lenses in 20 European countries

◦
Received Voluntary Action Indicated inspection classification from the FDA for the Bausch + Lomb manufacturing facility in Tampa, Fla., eliminating manufacturing uncertainties related to regulatory submissions for products manufactured there

•	Grew revenue in the Salix business by 3% compared to the third quarter of 2016 and grew revenue organically[1] by 6% compared to the third quarter of 2016

◦	XIFAXAN® revenue increased by 5% compared to the third quarter of 2016

◦	APRISO® prescriptions grew by 7% compared to the third quarter of 2016

•	Continued to focus on stabilizing the Ortho Dermatologics business

◦
Launched SILIQ™ injection in July 2017 as the lowest-priced injectable biologic for moderate-to-severe plaque psoriasis in the United States based on total annual cost; early market access has been better than expected with 75% of dispensed prescriptions covered

◦	Presented multiple data sets on the dermatology pipeline and SILIQ™, including 2-year findings demonstrating the long-term efficacy profile of SILIQ™, at the 2017 Fall Clinical Dermatology Conference

◦	Received FDA filing acceptance for IDP-118 topical lotion for the treatment of plaque psoriasis

•	Received FDA 510(k) clearance for the Thermage FLX™ System to non-invasively smooth skin on the face, eyes and body

Strengthening the Balance Sheet

•	As of Nov. 7, 2017, reduced total debt by approximately $6 billion since the end of the first quarter of 2016

◦	Exceeded $5 billion commitment to pay down debt from divestiture proceeds and free cash flow earlier than the previously stated timing of February 2018

◦	Completed sale of iNova Pharmaceuticals business and used net proceeds to pay down $923 million of senior secured term loans on Oct. 5, 2017

◦
Utilized cash from operations to repay $100 million of amounts outstanding under the Company's revolving credit facility during the quarter, and, on Nov. 2, 2017, paid down $125 million of senior secured term loans

◦	Used net proceeds from sale of Dendreon Pharmaceuticals LLC to pay down $811 million of senior secured term loans in July 2017

◦	Expect to complete sale of Obagi Medical Products business before the end of the year and will use net proceeds to pay down senior secured term loans

•	Redeemed remaining $500 million aggregate principal amount of our outstanding 6.75% Senior Notes due 2018, using cash on hand, on Aug. 15, 2017

•	Issued $1 billion aggregate principal amount of 5.500% senior secured notes due 2025 on Oct. 17, 2017

◦	Used net proceeds, along with cash on hand, to repurchase $1 billion aggregate principal amount of outstanding 7.000% Senior Notes due 2020 and 6.375% Senior Notes due 2020 and pay fees and expenses

•	Eliminated all long-term debt maturities until 2020 and all mandatory amortization requirements

•	As of Nov. 7, 2017, approximately 80% of the Company's debt is fixed rate debt

•	Delivered GAAP net income of $1,301 million and Adjusted EBITDA (non-GAAP) of $951 million

•	Achieved dismissals or other positive outcomes in resolving and managing litigation and investigations in 21 historical matters since the end of second-quarter 2017

Third-Quarter Revenue Performance
Total revenues were $2,219 million for the third quarter of 2017, as compared to $2,479 million in the third quarter of 2016, a decrease of $260 million, or 10%. The decrease was primarily driven by decreases in volume in the U.S. Diversified Products and Branded Rx segments attributed to the previously reported loss of exclusivity for a basket of products and also reflects the impact of

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

divestitures and discontinuations and the unfavorable impact of foreign exchange. The decline was partially offset by increased sales in our Bausch + Lomb/International segment and Salix business.

Revenues by segment for the third quarter of 2017 were as follows:

(in millions)	2017	2016	Reported Change	Reported Change	Change at Constant Currency[2]	Organic[1] Change
Segment
Bausch + Lomb/International	$1,254	$1,243	$11	1%	2%	6%
Branded Rx	$633	$766	($133)	(17%)	(17%)	(7%)
U.S. Diversified Products	$332	$470	($138)	(29%)	(29%)	(29%)
Total Revenues	$2,219	$2,479	($260)	(10%)	(10%)	(4%)

Bausch + Lomb/International Segment
Bausch + Lomb/International segment revenues were $1,254 million for the third quarter of 2017, as compared to $1,243 million for third quarter of 2016, an increase of $11 million, or 1%. Excluding the impact of divestitures and discontinuations, primarily the skin care divestiture,3 and foreign exchange, the Bausch + Lomb/International segment organically1 grew by approximately 6% compared to the third quarter of 2016, driven by increased volumes in the Global Consumer, International and Global Vision Care businesses.

Branded Rx Segment
Branded Rx segment revenues were $633 million for the third quarter of 2017, as compared to $766 million for third quarter of 2016, a decrease of $133 million, or 17%. The decrease in sales primarily reflects lower volumes in the Ortho Dermatologics business and the loss of sales due to the divestiture of Dendreon Pharmaceuticals LLC. The decline was partially offset by increased sales in the Salix business, including XIFAXAN® and APRISO®. Compared to the third quarter of 2016, the Salix business grew revenue by 3% and experienced organic growth1 of 6%.

U.S. Diversified Products Segment
U.S. Diversified Products segment revenues were $332 million for the third quarter of 2017, as compared to $470 million for third quarter of 2016, a decrease of $138 million, or 29%. The decline was primarily driven by decreases in volume and price attributed to the previously reported loss of exclusivity for a basket of products.

Operating Income
Operating income was $38 million for the third quarter of 2017, as compared to an operating loss of $863 million for the third quarter of 2016, an increase of $901 million. The increase in operating income primarily reflects the impact of goodwill impairment charges of $1,049 million recorded in the third quarter of 2016. Additionally, the increase in operating income was partially attributed to a net increase of $325 million in other income, primarily due to the gain on the sale of the iNova Pharmaceuticals business, offset by a goodwill impairment of $312 million related to a reporting unit in the Branded Rx segment, as well as a net decrease of approximately $100 million that includes (i) an impairment of the Company’s Sprout Pharmaceuticals (Sprout) subsidiary upon its classification as held for sale and (ii) a fair value adjustment associated with future royalty payments (contingent consideration) related to Sprout.

Net income for the three months ended Sept. 30, 2017 was $1,301 million, as compared to a net loss of $1,218 million for the same period in 2016, an improvement of $2,519 million. The change in net income is mainly attributed to the increase in the benefit of income taxes for the three months ended

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Sept. 30, 2017, which is primarily due to the completion of the internal tax reorganization efforts we began in the fourth quarter of 2016. The completion of these efforts generated a tax benefit of $1,397 million in the quarter.

Cash provided by operating activities was $490 million for the third quarter of 2017. Year-to-date GAAP cash flow was $1,712 million. Proactive management of working capital continued to provide positive results on the quarter and year-to-date performance.

GAAP Earnings Per Share (EPS) Diluted - for the third quarter of 2017 came in at $3.69 as compared to ($3.49) in the third quarter of 2016.

Adjusted EBITDA (non-GAAP)
Adjusted EBITDA (non-GAAP) was $951 million for the third quarter of 2017, as compared to $1,163 million for the third quarter of 2016, a decrease of $212 million, primarily due to revenue declines coming from the loss of exclusivity impact on the U.S. Diversified Products segment, volume declines in the Ortho Dermatologics business and the previously announced divestitures, partially offset by lower Selling, General and Administrative and Research and Development expenses.

2017 Guidance
Valeant has updated guidance for 2017, as follows:

•	Updates Full-Year Revenues in the range of $8.65 - $8.80 billion from $8.70 - $8.90 billion

•	Maintains Full-Year Adjusted EBITDA (non-GAAP) in the range of $3.60 - $3.75 billion despite asset divestitures

This updated guidance reflects the impact of the sales of the CeraVe®, AcneFree™ and AMBI® skin care brands; the sale of Dendreon Pharmaceuticals LLC; the sale of the iNova Pharmaceuticals business; and the sale of the Obagi Medical Products business, which is expected to close before the end of this year.

Other than with respect to GAAP Revenues, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. In periods where significant acquisitions or divestitures are not expected, the Company believes it might have a basis for forecasting the GAAP equivalent for certain costs, such as amortization, which would otherwise be treated as non-GAAP to calculate projected GAAP net income (loss). However, because other deductions (such as restructuring, gain or loss on extinguishment of debt and litigation and other matters) used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

Additional Highlights

•	Valeant’s cash, cash equivalents and restricted cash (including non-current) were $1,969 million at Sept. 30, 2017

•	The Company’s availability under the Revolving Credit Facility was approximately $980 million at Sept. 30, 2017

•	Valeant’s corporate credit ratings remained unchanged during the third quarter of 2017

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Conference Call Details

Date:	Tuesday, Nov. 7, 2017
Time:	8:00 a.m. EST
Web cast:	http://ir.valeant.com/events-and-presentations
Participant Event Dial-in:	(844) 428-3520 (North America)
(409) 767-8386 (International)
Participant Passcode:	91700211
Replay Dial-in:	(855) 859-2056 (North America)
(404) 537-3406 (International)
Replay Passcode:	91700211 (replay available until Jan. 7, 2018)

About Valeant
Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorders, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Forward-looking Statements
This press release contains forward-looking information and statements, within the meaning of applicable securities laws (collectively, “forward-looking statements”), including, but not limited to, statements regarding Valeant's future prospects and performance including the Company’s updated 2017 full-year guidance, the Company’s plans and expectations for 2017 and the anticipated completion of, and use of the proceeds from, the sale of the Obagi Medical Products business. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These forward-looking statements, including the Company’s updated full-year guidance, are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs and readers are cautioned that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results and events to differ materially from those described in these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in the Company's most recent annual and quarterly reports and detailed from time to time in the Company's other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. In addition, certain material factors and assumptions have been applied in making these forward-looking statements (including the Company’s 2017 full-year guidance), including that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements, and additional information regarding certain of these material factors and assumptions may also be found in the Company’s filings described above. The Company believes that the material factors and assumptions reflected in these forward-looking statements are reasonable, but readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, unless required by law.

Non-GAAP Information
Recent Evaluation of Financial Performance Measures
Recently, the Company’s new management team undertook an evaluation of how it would measure the financial performance of the Company going forward. In evaluating its financial performance measures,

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

the Company considered its recent changes to its strategy (which included a transition away from growth by acquisition with a greater focus on R&D activity, strengthening of the balance sheet through the paydown of debt and rationalization of the product portfolio through divestitures of non-core assets) and sought to identify performance measures that best reflect the Company’s current business operations, strategy and goals. As a result of that evaluation, new management identified the following primary financial performance measures for the Company: GAAP Revenues (measure for both guidance and actual results), GAAP Net Income (measure for actual results), Adjusted EBITDA (non-GAAP) (measure for both guidance and actual results) and GAAP Cash Flow from Operations (measure for actual results). These measures were selected as the Company believes that these measures most appropriately reflect how the Company measures the business internally and sets operational goals and incentives. For example, the Company believes that Adjusted EBITDA (non-GAAP) focuses management on the Company’s underlying operational results and business performance, while GAAP Revenue focuses management on the overall growth of the business.

In addition, in connection with this evaluation of financial performance measures, the Company assessed the methodology with which it was calculating non-GAAP measures and made updates where it deemed appropriate to better reflect the underlying business. For example, commencing with the first quarter of 2017, Adjusted EBITDA (non-GAAP) no longer includes adjustments for Foreign exchange gain/loss arising from intercompany transactions.

The Company began to use these new non-GAAP measures, and the new methodologies used to calculate these non-GAAP measures, commencing with the first quarter of 2017. For the purposes of the Company’s actual results for the first nine months and third quarter of 2016, the Company has calculated and presented the non-GAAP measures using the historic methodologies in place as of the applicable historic dates; however, the Company has also provided a reconciliation that calculates the non-GAAP measures using the new methodologies, to allow investors and readers to evaluate the non-GAAP measures (such as Adjusted EBITDA) on the same basis for the periods presented.

Use of Non-GAAP Generally
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures including (i) Adjusted EBITDA (non-GAAP), (ii) Adjusted Net Income (non-GAAP) and (iii) organic growth. These measures do not have any standardized meaning under GAAP and other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar non-GAAP measures. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The reconciliations of these historic non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below. However, for guidance purposes, the Company does not provide reconciliations of projected Adjusted EBITDA (non-GAAP) to projected GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. In periods where significant acquisitions or divestitures are not expected, the Company believes it might have a basis for forecasting the GAAP equivalent for certain costs, such as amortization, that would otherwise be treated as a non-GAAP adjustment to calculate projected GAAP net income (loss). However, because other deductions (e.g., restructuring, gain or loss on extinguishment of debt and litigation and other matters) used to calculate projected net income (loss) may vary significantly based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

in order to provide a GAAP calculation of projected net income (loss) at this time. The amounts of these deductions may be material and, therefore, could result in GAAP net income (loss) being materially different from (including materially less than) projected Adjusted EBITDA (non-GAAP).

Management uses these non-GAAP measures as key metrics in the evaluation of Company performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures are useful to investors in their assessment of our operating performance and the valuation of our Company. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and, in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors. However, non-GAAP financial measures are not prepared in accordance with GAAP, as they exclude certain items as described herein. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Specific Non-GAAP Measures
Adjusted EBITDA (non-GAAP)
Adjusted EBITDA (non-GAAP) is GAAP net income (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below. The Company has historically used Adjusted EBITDA (non-GAAP) to evaluate current performance. As indicated above, following an evaluation of the Company’s financial performance measures, new management of the Company identified certain new primary financial performance measures that it is now using to evaluate the Company’s financial performance. One of those measures is Adjusted EBITDA (non-GAAP), which the Company uses for both actual results and guidance purposes. As described above, management of the Company believes that Adjusted EBITDA (non-GAAP), along with the other new measures, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives, especially in light of the Company’s new strategies. In particular, the Company believes that Adjusted EBITDA (non-GAAP) focuses management on the Company’s underlying operational results and business performance. As a result, the Company is now using Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the Company and to forecast future results as part of its guidance. Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, commencing in 2017, cash bonuses for the Company’s executive officers and other key employees will be based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.

Adjusted EBITDA (non-GAAP) reflect adjustments based on the following items:

•
Restructuring and integration costs: Prior to 2016, the Company completed a number of acquisitions, which resulted in operating expenses which varied significantly from period to period and which would not otherwise have been incurred. The type, nature, size and frequency of the Company’s acquisitions have varied considerably period to period. As a result, the type and amount of the restructuring, integration and deal costs have also varied significantly from acquisition to acquisition. In addition, the costs associated with an acquisition varied significantly from quarter to quarter, with most costs generally decreasing over time. Consequently, given the variability and volatility of these costs from acquisition to acquisition and period to period and because these costs are incremental and directly related to the acquisition, the Company does not view these costs as normal operating expenses. Furthermore, due to the volatility of these costs and due to the fact that they are directly related to the acquisitions, the Company believes that such costs should be excluded when assessing or estimating the long-term performance of the acquired businesses or assets as part of the Company. Also, the size, complexity and/or volume of past acquisitions, which often drove the magnitude of such expenses, were not necessarily indicative of the size, complexity

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

and/or volume of any future acquisitions. In addition, since 2016 and for the foreseeable future, while the Company has undertaken fewer acquisitions, the Company has incurred (and anticipates continuing to incur) additional restructuring costs as it implements its new strategies, which will involve, among other things, internal reorganizations and divestiture of assets and businesses. The amount, size and timing of these costs fluctuates, depending on the reorganization or transaction and, as a result, the Company does not believe that such costs (and their impact) are truly representative of the underlying business. In each case, by excluding these expenses from its non-GAAP measures, management believes it provided supplemental information that assisted investors with their evaluation of the Company’s ability to utilize its existing assets and with its estimation of the long-term value that acquired assets would generate for the Company. Furthermore, the Company believes that the adjustments of these items provided supplemental information with regard to the sustainability of the Company’s operating performance, allowed for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provided useful supplemental information to investors.

•
Acquired in-process research and development costs: The Company has excluded expenses associated with acquired in-process research and development, as these amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Furthermore, as these amounts are associated with research and development acquired, they are not a representation of the Company’s research and development efforts during the period.

•
Asset Impairments: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangibles, as well as impairments of assets held for sale, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes intangible impairments from its non-GAAP expenses, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.

•
Share-based Compensation: The Company excludes the impact of costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.

•
Acquisition- related adjustments excluding amortization of intangible assets and depreciation expense: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments is not consistent and is significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration. In addition, the Company has excluded the impact of fair value inventory step-up resulting from acquisitions as the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of its acquisitions.

•
Loss on extinguishment of debt: The Company has excluded loss on extinguishment of debt as this represents a cost of refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such charges are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management’s control.

•
Other Non-GAAP Charges: The Company has excluded certain other amounts including integration related inventory and technology transfer costs, CEO termination costs, legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests respecting certain of our distribution, marketing, pricing, disclosure and accounting practices, litigation and other matters, net (gain)/loss on sale of assets, acquisition-related transaction costs and certain costs associated with the wind-down of the arrangements with

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Philidor Rx Services, LLC (“Philidor”). In addition, the Company has excluded certain other expenses that are the result of other, non-comparable events to measure operating performance. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the Company believes these items are not normal operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not normal operating expenses. In addition, as opposed to more ordinary course matters, the Company considers that each of the recent proceedings, investigations and information requests, given their nature and frequency, are outside of the ordinary course and relate to unique circumstances. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

Finally, to the extent not already adjusted for above, Adjusted EBITDA (non-GAAP) reflects adjustments for interest, taxes, depreciation and amortization (EBITDA represents earnings before interest, taxes, depreciation and amortization).

As indicated above, in addition to identifying new primary financial performance measures, the Company also assessed the methodology with which it was calculating these non-GAAP measures and made updates where it deemed appropriate to better reflect the underlying business. As a result, commencing with the first-quarter actual results of 2017, there are certain differences in the calculation of Adjusted EBITDA (non-GAAP) between the current presentation and the historic presentation. In particular, Adjusted EBITDA (non-GAAP) no longer includes adjustments for Foreign exchange gain/loss arising from intercompany transactions. For the purposes of the Company’s actual results for the first nine months and third quarter of 2016, the Company has calculated and presented the non-GAAP measures using the historic methodologies in place as of the applicable historic dates; however, the Company has also provided a reconciliation that calculates the non-GAAP measure using the new methodology, to allow investors and readers to evaluate the non-GAAP measure (such as Adjusted EBITDA) on the same basis for the periods presented.

Please also see the reconciliation tables below for further information as to how these non-GAAP measures are calculated for the periods presented.

Adjusted Net Income (Loss) (non-GAAP)
Historically, management has used adjusted net income (loss) (non-GAAP) (the most directly comparable GAAP financial measure for which is GAAP net income (loss)) for strategic decision making, forecasting future results and evaluating current performance. This non-GAAP measure excludes the impact of certain items (as further described below) that may obscure trends in the Company’s underlying performance. By disclosing this non-GAAP measure, it was management’s intention to provide investors with a meaningful, supplemental comparison of the Company’s operating results and trends for the periods presented. It was management belief that this measure was also useful to investors as such measure allowed investors to evaluate the Company’s performance using the same tools that management had used to evaluate past performance and prospects for future performance. Accordingly, it was the Company’s belief that adjusted net income (loss) (non-GAAP) was useful to investors in their assessment of the Company’s operating performance and the valuation of the Company. It is also noted that, in recent periods, our GAAP net income was significantly lower than our adjusted net income (non-GAAP). As indicated above, following an assessment of the Company’s financial performance measures, new management of the Company identified certain new primary financial performance measures that will be used to assess Company financial performance going forward. As a result, the Company no longer uses or relies on adjusted net income (loss) (non-GAAP)

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

in assessing the financial performance of the Company. However, a reconciliation of GAAP net income (loss) to adjusted net income (loss) (non-GAAP) is presented in the tables below for the information of readers to provide readers comparable information for prior periods.

Adjusted net income (non-GAAP) reflects adjustments based on the following items:

•
Acquisition- related adjustments excluding amortization of intangible assets: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments is not consistent and is significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration. In addition, the Company has excluded the impact of fair value inventory step-up resulting from acquisitions as the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of its acquisitions.

•
Amortization of intangible assets: The Company has excluded the impact of amortization of intangible assets, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

•
Restructuring and integration costs: Prior to 2016, the Company completed a number of acquisitions, which resulted in operating expenses which varied significantly from period to period and which would not otherwise have been incurred. The type, nature, size and frequency of the Company’s acquisitions have varied considerably period to period. As a result, the type and amount of the restructuring, integration and deal costs have also varied significantly from acquisition to acquisition. In addition, the costs associated with an acquisition varied significantly from quarter to quarter, with most costs generally decreasing over time. Consequently, given the variability and volatility of these costs from acquisition to acquisition and period to period and because these costs are incremental and directly related to the acquisition, the Company does not view these costs as normal operating expenses. Furthermore, due to the volatility of these costs and due to the fact that they are directly related to the acquisitions, the Company believes that such costs should be excluded when assessing or estimating the long-term performance of the acquired businesses or assets as part of the Company. Also, the size, complexity and/or volume of past acquisitions, which often drove the magnitude of such expenses, were not necessarily indicative of the size, complexity and/or volume of any future acquisitions. In addition, since 2016 and for the foreseeable future, while the Company has undertaken fewer acquisitions, the Company has incurred (and anticipates continuing to incur) additional restructuring costs as it implements its new strategies, which will involve, among other things, internal reorganizations and divestiture of assets and businesses. The amount, size and timing of these costs fluctuates, depending on the reorganization or transaction and, as a result, the Company does not believe that such costs (and their impact) are truly representative of the underlying business. In each case, by excluding these expenses from its non-GAAP measures, management believes it provided supplemental information that assisted investors with their evaluation of the Company’s ability to utilize its existing assets and with its estimation of the long-term value that acquired assets would generate for the Company. Furthermore, the Company believes that the adjustments of these items provided supplemental information with regard to the sustainability of the Company’s operating performance, allowed for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provided useful supplemental information to investors.

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International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

•
Acquired in-process research and development costs: The Company has excluded expenses associated with acquired in-process research and development, as these amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Furthermore, as these amounts are associated with research and development acquired, they are not a representation of the Company’s research and development efforts during the period.

•
Asset Impairments: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangibles, as well as impairments of assets held for sale, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes intangible impairments from its non-GAAP expenses, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.

•
Other Non-GAAP Charges: The Company has excluded certain other amounts including integration related inventory and technology transfer costs, CEO termination costs, legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests respecting certain of our distribution, marketing, pricing, disclosure and accounting practices, litigation and other matters, net (gain)/loss on sale of assets, acquisition-related transaction costs and certain costs associated with the wind-down of the arrangements with Philidor. In addition, the Company has excluded certain other expenses that are the result of other, non-comparable events to measure operating performance. These events arise outside of the ordinary course of continuing operations. Given the unique nature of the matters relating to these costs, the Company believes these items are not normal operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not normal operating expenses. In addition, as opposed to more ordinary course matters, the Company considers that each of the recent proceedings, investigations and information requests, given their nature and frequency, are outside of the ordinary course and relate to unique circumstances. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

•
Loss on extinguishment of debt: The Company has excluded loss on extinguishment of debt as this represents a cost of refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such charges are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management’s control.

•	Tax: The Company has included the tax impact of the non-GAAP adjustments using an annualized effective tax rate.

As indicated above, in addition to identifying new primary financial performance measures, the Company also assessed the methodology with which it was calculating these non-GAAP measures and made updates where it deemed appropriate to better reflect the underlying business. As a result, commencing with the first-quarter results of 2017, there are certain differences in the calculation of adjusted net income (loss) (non-GAAP) between the current presentation and the historic presentation. In particular, adjusted net income (loss) (non-GAAP) no longer includes Foreign exchange gain/loss arising from intercompany transactions and amortization of deferred financing costs and debt discounts. In addition, as of the third quarter of 2016, adjusted net income (loss) (non-GAAP) no longer includes adjustments for the following items: Depreciation resulting from a PP&E step-up resulting from acquisitions and Previously accelerated vesting of certain share-based equity adjustments. For the purposes of the Company’s actual results for the first nine months and third quarter of 2016, the

11 | Page

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Company has calculated and presented the non-GAAP measures using the historic methodologies in place as of the applicable historic dates; however, the Company has also provided a reconciliation that calculates the non-GAAP measure using the new methodology, to allow investors and readers to evaluate the non-GAAP measure (such as adjusted net income (loss)) on the same basis for the periods presented.

Organic Growth
Organic Growth is growth in GAAP Revenue (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below. Organic growth provides growth rates for businesses that have been owned for one or more years. The Company uses organic revenue and organic growth to assess performance of its business units and operating and reportable segments, and the Company in total, without the impact of foreign currency exchange fluctuations and recent acquisitions, divestitures and product discontinuations. The Company believes that such measures are useful to investors as it provides a supplemental period-to-period comparison.

Organic Growth reflects adjustments based on the following items:

•
Foreign Exchange: To assist investors in evaluating the Company’s performance, we have adjusted for changes in foreign currency exchange rates. Change at constant currency is determined by comparing 2017 reported amounts adjusted to exclude currency impact, calculated using 2016 monthly average exchange rates, to the actual 2016 reported amounts.

•	Acquisitions, Divestitures and Discontinuations: The Company has excluded revenue from businesses and products that have been acquired within the last year and that have been sold or discontinued.

Please also see the reconciliation tables below for further information as to how these non-GAAP measures are calculated for the periods presented.

1 Organic growth, a non-GAAP metric, is defined as an increase on a year-over-year basis in revenues on a constant currency basis (if applicable) excluding the impact of divestitures and discontinuations.
2 To assist investors in evaluating the Company’s performance, we have adjusted for changes in foreign currency exchange rates. Change at constant currency, a non-GAAP metric, is determined by comparing 2017 reported amounts adjusted to exclude currency impact, calculated using 2016 monthly average exchange rates, to the actual 2016 reported amounts.
3 In March 2017, Valeant sold the CeraVe® brand, which had been reported within the Bausch + Lomb/International segment, as part of the skin care divestiture to L'Oréal.

FINANCIAL TABLES FOLLOW

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Valeant Pharmaceuticals International, Inc.				Table 1
Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2017 and 2016
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2017	2016	2017	2016
Product sales	$2,186	$2,443	$6,462	$7,168
Other revenues	33	36	99	103
Total revenues	2,219	2,479	6,561	7,271
Cost of goods sold (excluding amortization and impairments of intangible assets)	650	649	1,869	1,917
Cost of other revenues	9	9	32	29
Selling, general and administrative	623	661	1,943	2,145
Research and development	81	101	271	328
Amortization of intangible assets	657	664	1,915	2,015
Goodwill impairments	312	1,049	312	1,049
Asset impairments	406	148	629	394
Restructuring and integration costs	6	20	42	78
Acquired in-process research and development costs	—	31	5	34
Acquisition-related contingent consideration	(238)	9	(297)	18
Other (income) expense, net	(325)	1	(584)	(20)
	2,181	3,342	6,137	7,987
Operating income (loss)	38	(863)	424	(716)
Interest income	3	3	9	6
Interest expense	(459)	(470)	(1,392)	(1,369)
Loss on extinguishment of debt	(1)	—	(65)	—
Foreign exchange and other	19	(2)	87	4
Loss before recovery of income taxes	(400)	(1,332)	(937)	(2,075)
Recovery of income taxes	(1,700)	(113)	(2,829)	(179)
Net income (loss)	1,300	(1,219)	1,892	(1,896)
Less: Net (loss) income attributable to noncontrolling interest	(1)	(1)	1	(2)
Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$1,301	$(1,218)	$1,891	$(1,894)

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Valeant Pharmaceuticals International, Inc.				Table 2
Reconciliation of GAAP Net (Loss) Income to Adjusted Net Income (non-GAAP)
For the Three and Nine Months Ended September 30, 2017 and 2016
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2017	2016	2017	2016
Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$1,301	$(1,218)	$1,891	$(1,894)
Non-GAAP adjustments: (a)
Acquisition-related adjustments excluding amortization of intangible assets (b)(d)	(238)	11	(297)	64
Amortization of intangible assets	657	664	1,915	2,015
Restructuring and integration costs	6	20	42	78
Acquired in-process research and development costs	—	31	5	34
Goodwill impairments	312	1,049	312	1,049
Asset impairments	406	148	629	394
Other non-GAAP adjustments (c)(d)	(311)	23	(547)	108
Amortization of deferred financing costs and debt discounts	—	32	—	89
Loss on extinguishment of debt	1	—	65	—
Foreign exchange and other (d)	—	1	—	(14)
Tax effect of non-GAAP adjustments	(1,767)	(218)	(3,013)	(450)
Total non-GAAP adjustments	(934)	1,761	(889)	3,367
Adjusted net income (non-GAAP) (as reported) (d)	367	543	1,002	1,473
Depreciation resulting from a PP&E step-up resulting from acquisitions	—	—	—	(8)
Previously accelerated vesting of certain share-based equity adjustments	—	—	—	(23)
Foreign exchange loss/gain on intercompany transactions	—	(1)	—	14
Amortization of deferred financing costs and debt discounts	—	(32)	—	(89)
Adjusted net income (non-GAAP) (as revised) (e)	$367	$510	$1,002	$1,367

(a) The components of (and further details respecting) each of these non-GAAP adjustments and the financial statement line item to which each component relates can be found on Table 2a.
(b) Due to the nature of Acquisition-related adjustments excluding amortization of intangible assets, the components of this non-GAAP adjustment are reflected in the following financial statement line items: Cost of goods sold, Selling, general and administrative, Research and development, and Acquisition-related contingent consideration.
(c) Due to the nature of Other non-GAAP adjustments, the components of this non-GAAP adjustment are reflected in the following financial statement line items: Product sales, Cost of goods sold, Selling, general and administrative, Research and development, and Other (income) expense, net.
(d) Adjusted net income (non-GAAP) for the three and nine months ended September 30, 2017 was determined using the methodology for calculating Adjusted net income (non-GAAP) as of September 30, 2017.
(e) As of the third quarter of 2016, Adjusted net income (non-GAAP) no longer includes adjustments for the following items: Depreciation resulting from a PP&E step-up resulting from acquisitions and Previously accelerated vesting of certain share-based equity instruments. Depreciation resulting from a PP&E step-up resulting from acquisitions was a component of Acquisition-related adjustments excluding amortization of intangible assets. Previously accelerated vesting of certain share-based equity instruments was a component of Other non-GAAP adjustments. As of the first quarter of 2017, Adjusted net income (non-GAAP) also no longer includes adjustments for Foreign exchange loss/gain on intercompany transactions and Amortization of deferred financing costs and debt discounts. For the purpose of allowing investors to evaluate Adjusted net income (non-GAAP) on the same basis for the periods presented, these adjustments have been removed from the results for the three and nine months ended September 30, 2016.

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Valeant Pharmaceuticals International, Inc.			Table 2a
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three and Nine Months Ended September 30, 2017 and 2016
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2017	2016	2017	2016
Total revenues reconciliation:
GAAP Total revenues	$2,219	$2,479	$6,561	$7,271
Philidor Rx Services, LLC sales through deconsolidation as of January 31, 2016 (a)	—	—	—	(2)
Adjusted total revenues (non-GAAP)	$2,219	$2,479	$6,561	$7,269
Cost of goods sold and Cost of other revenues reconciliation:
GAAP Cost of goods sold and Cost of other revenues	$659	$658	$1,901	$1,946
% of GAAP Total revenues	30%	27%	29%	27%
Fair value inventory step-up resulting from acquisitions (b)	—	(2)	—	(38)
Depreciation resulting from a PP&E step-up resulting from acquisitions (b)(j)	—	—	—	(6)
Integration related inventory and technology transfer costs (a)	—	(1)	—	(10)
Other cost of goods sold (a)	—	(1)	—	(1)
Adjusted cost of goods sold and cost of other revenues (non-GAAP) (j)	$659	$654	$1,901	$1,891
% of Non-GAAP total revenues	30%	26%	29%	26%
Selling, general and administrative reconciliation:
GAAP Selling, general and administrative	$623	$661	$1,943	$2,145
% of GAAP Total revenues	28%	27%	30%	30%
Depreciation resulting from a PP&E step-up resulting from acquisitions (b)(j)	—	—	—	(1)
CEO termination costs (a)	—	—	—	(35)
Legal and other professional fees (a)(k)	(14)	(19)	(37)	(57)
Accelerated depreciation due to fixed assets write-offs acquired from Salix Pharmaceuticals, Inc.	—	—	—	(7)
Philidor Rx Services, LLC expenses through deconsolidation as of January 31, 2016 (a)	—	—	—	(5)
Previously accelerated vesting of certain share-based equity instruments (a)(j)	—	—	—	2
Other Selling, general and administrative (a)	—	(1)	—	(1)
Adjusted selling, general and administrative (non-GAAP) (j)	$609	$641	$1,906	$2,041
% of Non-GAAP total revenues	27%	26%	29%	28%
Research and development reconciliation:
GAAP Research and development	$81	$101	$271	$328
% of GAAP Total revenues	4%	4%	4%	5%
Depreciation resulting from a PP&E step-up resulting from acquisitions (b)(j)	—	—	—	(1)
Settlement of certain disputed invoices related to transition services (a)	—	—	—	(16)
Adjusted research and development (non-GAAP)	$81	$101	$271	$311
% of Non-GAAP total revenues	4%	4%	4%	4%

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			Table 2a (continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2017	2016	2017	2016
Amortization of intangible assets reconciliation:
GAAP Amortization of intangible assets	$657	$664	$1,915	$2,015
Amortization of intangible assets (c)	(657)	(664)	(1,915)	(2,015)
Adjusted amortization of intangible assets (non-GAAP)	$—	$—	$—	$—
Goodwill impairment reconciliation:
GAAP Goodwill impairment	$312	$1,049	$312	$1,049
Goodwill impairment	(312)	(1,049)	(312)	(1,049)
Adjusted goodwill impairment (non-GAAP)	$—	$—	$—	$—
Restructuring and integration costs reconciliation:
GAAP Restructuring and integration costs	$6	$20	$42	$78
Restructuring and integration costs (d)	(6)	(20)	(42)	(78)
Adjusted restructuring and integration costs (non-GAAP)	$—	$—	$—	$—
Acquired in-process research and development costs reconciliation:
GAAP Acquired in-process research and development costs	$—	$31	$5	$34
Acquired in-process research and development costs (e)	—	(31)	(5)	(34)
Adjusted acquired in-process research and development costs (non-GAAP)	$—	$—	$—	$—
Asset impairments reconciliation:
GAAP Asset impairments	$406	$148	$629	$394
Asset impairments	(406)	(148)	(629)	(394)
Adjusted asset impairments (non-GAAP)	$—	$—	$—	$—
Acquisition-related contingent consideration reconciliation:
GAAP Acquisition-related contingent consideration	$(238)	$9	$(297)	$18
Acquisition-related contingent consideration (b)	238	(9)	297	(18)
Adjusted acquisition-related contingent consideration (non-GAAP)	$—	$—	$—	$—
Other (income) expense, net reconciliation:
GAAP Other (income) expense, net	$(325)	$1	$(584)	$(20)
Litigation and other matters (a)	(3)	(1)	(111)	32
Net gain/(loss) on sale of assets (a)	328	—	695	9
Acquisition related transaction costs (a) (j)	—	—	—	(2)
Deconsolidation of Philidor	—	—	—	(19)
Adjusted other (income) expense (non-GAAP)	$—	$—	$—	$—
Interest expense reconciliation:
GAAP Interest expense	$(459)	$(470)	$(1,392)	$(1,369)
Amortization of debt discounts (f)(j)	—	27	—	75
Amortization of deferred financing costs (f)(j)	—	5	—	11
Write-down of deferred financing costs (f)(j)	—	—	—	3
Adjusted interest expense (non-GAAP)	$(459)	$(438)	$(1,392)	$(1,280)
Loss on extinguishment of debt reconciliation:
GAAP Loss on extinguishment of debt	$(1)	$—	$(65)	$—
Loss on extinguishment of debt (g)	1	—	65	—
Adjusted loss on extinguishment of debt (non-GAAP)	$—	$—	$—	$—

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			Table 2a (continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2017	2016	2017	2016
Foreign exchange and other reconciliation:
GAAP Foreign exchange and other	$19	$(2)	$87	$4
Foreign exchange loss/gain on intercompany transactions (h)(j)	—	1	—	(14)
Adjusted foreign exchange and other (non-GAAP)	$19	$(1)	$87	$(10)
Provision for (recovery of) income taxes reconciliation:
GAAP Recovery of income taxes	$(1,700)	$(113)	$(2,829)	$(179)
Tax effect of non-GAAP adjustments (i)	1,767	218	3,013	450
Adjusted Provision for income taxes (non-GAAP)	$67	$105	$184	$271

(a) Represents a component of the non-GAAP adjustment of “Other non-GAAP adjustments” (see Table 2). The identified components, in the aggregate, represent all components of this non-GAAP adjustment.
(b) Represents a component of the non-GAAP adjustment of “Acquisition-related adjustments excluding amortization of intangible assets” (see Table 2). The identified components, in the aggregate, represent all components of this non-GAAP adjustment.
(c) Represents the sole component of the non-GAAP adjustment of “Amortization of intangible assets” (see Table 2).
(d) Represents the sole component of the non-GAAP adjustment of “Restructuring and integration costs” (see Table 2).
(e) Represents the sole component of the non-GAAP adjustment of “Acquired in-process research and development costs” (see Table 2).
(f) Represents a component of the non-GAAP adjustment of “Amortization of deferred financing costs and debt discounts” (see Table 2). The identified components, in the aggregate, represent all components of this non-GAAP adjustment.
(g) Represents the sole component of the non-GAAP adjustment of “Loss on extinguishment of debt” (see Table 2).
(h) Represents the sole component of the non-GAAP adjustment of “Foreign exchange and other” (see Table 2).
(i) Represents the sole component of the non-GAAP adjustment of “Tax effect of non-GAAP adjustments” (see Table 2).
(j) As of the third quarter of 2016, Adjusted net income (loss) (non-GAAP) no longer includes adjustments for the following items: Depreciation resulting from a PP&E step-up resulting from acquisitions and Previously accelerated vesting of certain share-based equity adjustments. Depreciation resulting from a PP&E step-up resulting from acquisitions was a component of Acquisition-related adjustments excluding amortization of intangible assets. Previously accelerated vesting of certain share-based equity adjustments was a component of Other non-GAAP adjustments. As of the first quarter of 2017, Adjusted net income (loss) (non-GAAP) also no longer includes adjustments for Foreign exchange loss/gain on intercompany transactions and Amortization of deferred financing costs and debt discounts. For the purpose of allowing investors to evaluate Adjusted net income(loss) (non-GAAP) on the same basis for all periods presented, these adjustments have been removed from the results for the three and nine months ended September 30, 2016. See reconciliation on Table 2.
(k) Legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices for the three and nine months ended September 30, 2017 and 2016.

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Valeant Pharmaceuticals International, Inc.			Table 2b
Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA (non-GAAP)
For the Three and Nine Months Ended September 30, 2017 and 2016
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2017	2016	2017	2016
Net (loss) income attributable to Valeant Pharmaceuticals International, Inc.	$1,301	$(1,218)	$1,891	$(1,894)
Interest expense, net	456	467	1,383	1,363
Recovery of income taxes	(1,700)	(113)	(2,829)	(179)
Depreciation and amortization	699	708	2,039	2,159
EBITDA	756	(156)	2,484	1,449
Adjustments:
Restructuring and integration costs	6	20	42	78
Acquired in-process research and development costs	—	31	5	34
Goodwill impairments	312	1,049	312	1,049
Asset impairments	406	148	629	394
Share-based compensation	19	37	70	134
Acquisition-related adjustments excluding amortization of intangible assets, net of depreciation expense (d)	(238)	11	(297)	56
Loss on extinguishment of debt	1	—	65	—
Foreign exchange and other	—	1	—	(14)
Other adjustments (a)	(311)	22	(547)	78
Adjusted EBITDA (non-GAAP) (as reported) (e)	951	1,163	2,763	3,258
Foreign exchange loss/gain on intercompany transactions	—	(1)	—	14
Adjusted EBITDA (non-GAAP) (as revised) (f)	$951	$1,162	$2,763	$3,272

(a) Other adjustments include:	$(311)	$22	$(547)	$78
Integration related inventory and technology transfer costs	—	1	—	10
CEO termination costs (cash severance payment)	—	—	—	10
Legal and other professional fees (b)	14	19	37	57
Settlement of certain disputed invoices related to transition services	—	—	—	16
Litigation and other matters	3	1	111	(32)
Net gain on sale of assets (c)	(328)	—	(695)	(9)
Acquisition related transaction costs	—	—	—	2
Philidor Rx Services, LLC net loss through deconsolidation as of January 31, 2016	—	—	—	3
Other	—	1	—	21
(b) Legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices.
(c) For the nine months ended September 30, 2017, Net gain on sale of assets includes the $306 million gain on the iNova sale in September of 2017, the $98 million gain on the sale of Dendreon Pharmaceuticals in June of 2017, and the $316 million gain on the sale of CeraVe, AcneFree, and AMBI skin care brands in March of 2017.
(d) Adjustment to Acquisition-related adjustments excluding amortization of intangible assets, net of depreciation expense, includes Acquisition-related contingent consideration of $247 million primarily due to a fair vale adjustment of $259 million reflecting a decrease in forecasted sales for a specific product line which impacted the expected future royalty payments for the three and nine months ended September 30, 2017.
(e) Adjusted EBITDA (non-GAAP) reported by the Company for the three and nine months ended September 30, 2017 as determined using the methodology for calculating Adjusted EBITDA (non-GAAP) as of September 30, 2017. Adjusted EBITDA (non-GAAP) reported by the Company for the three and nine months ended September 30, 2016 as determined using the methodology for calculating Adjusted EBITDA (non-GAAP) as of September 30, 2016.
(f) As of the first quarter of 2017, non-GAAP adjustments no longer include adjustments for Foreign exchange gain/loss on intercompany transactions. For the purpose of allowing investors to evaluate Adjusted EBITDA (non-GAAP) on the same basis for all periods presented, this adjustment has been removed from the results for the three and nine months ended September 30, 2016.

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Valeant Pharmaceuticals International, Inc.							Table 3
Organic Growth (non-GAAP) - by Segment
For the Three and Nine Months Ended September 30, 2017 and 2016
(unaudited)
	Three Months Ended September 30,
	(1)	(2)	(3)	(4)	(5)	(6)	(7)
	2017 Revenue	2016 Revenue	Currency Impact (a)	2017 Revenues Excluding Currency Impact (b)		Impact of Divestitures and Discontinuations	Organic Growth (4-(2-6))/(2-6) (c)
(in millions)				Amount	Percent Change
Bausch+Lomb/International
Global Vision Care	$208	$198	$(2)	$210	6%	$4	8%
Global Surgical (d)	161	155	3	158	2%	—	2%
Global Consumer Products	392	401	8	384	(4)%	38	6%
Global Ophthalmology Rx	149	162	1	148	(9)%	—	(9)%
International (d)	344	327	(25)	369	13%	9	16%
Other revenues	—	—	—	—	—%	—	—%
Total Bausch+Lomb/International	1,254	1,243	(15)	1,269	2%	51	6%
Branded Rx
Salix (GI)	452	437	—	452	3%	9	6%
Dermatology	148	223	—	148	(34)%	—	(34)%
Dendreon	—	77	—	—	(100)%	77	—%
Dentistry	32	29	—	32	10%	—	10%
Other revenues	1	—	—	1	100%	—	—%
Total Branded Rx	633	766	—	633	(17)%	86	(7)%
U.S. Diversified Products
Neuro	227	321	—	227	(29)%	—	(29)%
Generics	82	120	—	82	(32)%	—	(32)%
Solta	7	8	—	7	(13)%	—	(13)%
Obagi	16	17	—	16	(6)%	—	(6)%
Other revenues	—	4	—	—	(100)%	4	—%
Total U.S. Diversified Products	332	470	—	332	(29)%	4	(29)%
Total revenues	$2,219	$2,479	$(15)	$2,234	(10)%	$141	(4)%

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						Table 3 (continued)

	Nine Months Ended September 30,
	(1)	(2)	(3)	(4)	(5)	(6)	(7)
	2017 Revenue	2016 Revenue	Currency Impact (a)	2017 Revenues Excluding Currency Impact (b)		Impact of Divestitures and Discontinuations	Organic Growth (4-(2-6))/(2-6) (c)
(in millions)				Amount	Percent Change
Bausch+Lomb/International
Global Vision Care	$565	$565	$(6)	$571	1%	$10	3%
Global Surgical (d)	490	495	(4)	494	—%	—	—%
Global Consumer Products	1,147	1,180	10	1,137	(4)%	93	5%
Global Ophthalmology Rx	459	465	(3)	462	(1)%	—	(1)%
International (d)	984	961	(107)	1,091	14%	21	16%
Other revenues	—	—	—	—	—%	—	—%
Total Bausch+Lomb/International	3,645	3,666	(110)	3,755	2%	124	6%
Branded Rx
Salix (GI)	1,141	1,117	—	1,141	2%	23	4%
Dermatology	470	626	—	470	(25)%	—	(25)%
Dendreon	164	226	—	164	(27)%	82	14%
Dentistry	95	113	—	95	(16)%	1	(15)%
Other revenues	3	2	—	3	50%	—	50%
Total Branded Rx	1,873	2,084	—	1,873	(10)%	106	(5)%
U.S. Diversified Products
Neuro	718	1,087	—	718	(34)%	—	(34)%
Generics	249	362	—	249	(31)%	—	(31)%
Solta	24	20	—	24	20%	—	20%
Obagi	49	41	—	49	20%	—	20%
Other revenues	3	11	—	3	(73)%	7	(25)%
Total U.S. Diversified Products	1,043	1,521	—	1,043	(31)%	7	(31)%
Total revenues	$6,561	$7,271	$(110)	$6,671	(8)%	$237	(5)%
(a) Currency impact for constant currency sales is determined by comparing 2017 reported amounts adjusted to exclude currency impact, calculated using 2016 monthly average exchange rates, to the actual 2016 reported amounts.
(b) To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, refer to the body of the press release to which these tables are attached.
(c) Organic Growth provides growth rates for businesses that have been owned for one year or more and is calculated as follows:
((Current Year Sales – Currency Impact)-(Prior Year Total – Divestitures and Discontinuations))/( Prior Year Sales – Divestitures and Discontinuations)
(d) As of the third quarter of 2017, one product has been removed from the Global surgical business unit and added to the International business unit. This change has been made as management believes that the product better aligns with the International business unit, as this product, although acquired as part of the acquisition of certain surgical assets, is an injectable product. For the purposes of allowing investors to evaluate the results of these two business units on the same basis for all periods presented, this change has been made for the results of the three and nine months ended September 30, 2016.

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Valeant Pharmaceuticals International, Inc.			Table 4
Consolidated Balance Sheet and Other Financial Information
(unaudited)

(in millions)		September 30, 2017	December 31, 2016
Cash Balances
Cash and cash equivalents		$964	$542
Restricted cash		928	—
Restricted cash included in Other non-current assets	78	77	—
Cash, cash equivalents and restricted cash		$1,969	$542

Debt Balances
Revolving Credit Facility		$425	$875
Series A-3 Tranche A Term Loan Facility		—	1,016
Series A-4 Tranche A Term Loan Facility		—	658
Series D-2 Tranche B Term Loan Facility		—	1,048
Series C-2 Tranche B Term Loan Facility		—	805
Series E-1 Tranche B Term Loan Facility		—	2,429
Series F Tranche B Term Loan Facility		5,685	3,815
Senior Notes		21,017	19,188
Other		14	12
Total long-term debt, net of unamortized discounts and issuance costs		27,141	29,846
Plus: Unamortized discounts and issuance costs		285	323
Maturities of debt		$27,426	$30,169

Maturities of Debt
October through December 2017		$923	$—
2018		2	3,738
2019		—	2,122
2020		5,365	7,723
2021		3,175	3,215
2022		6,677	4,281
Thereafter		11,284	9,090
Maturities of debt		$27,426	$30,169

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	Table 4 (continued)

(in millions)	2017	2016
Cash provided by operating activities - Three months ended September 30	$490	$570

Restructuring and integration costs - Three months ended September 30, 2017
	Cash Paid	Expense
By project type:
Restructuring initiatives	$6	$4
Salix Pharmaceuticals, Ltd.	8	—
Other	8	1
Total	$22	$5

By expense type:
Consulting, duplicative labor, transition services, and other	$8	$1
Severance	4	1
Facility closures	10	3
Total	$22	$5

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